EXHIBIT 10.23
AMENDMENT TO THE
AMENDED AND RESTATED MASTER SERVICES AGREEMENT

    This Amendment (this “Amendment”), dated as of August 4, 2023, is made by and among Post Holdings, Inc., a Missouri corporation (“Post”), BellRing Intermediate Holdings, Inc., a Delaware corporation (“Old BellRing”), BellRing Brands, Inc., a Delaware corporation (“New BellRing”), and BellRing Brands, LLC, a Delaware limited liability company (“BellRing LLC”). Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Master Services Agreement (as defined below).
RECITALS
A. On March 10, 2022, Post, Old BellRing, New BellRing and BellRing LLC entered into that certain Amended and Restated Master Services Agreement (as amended, supplemented or otherwise modified, the “Master Services Agreement”), pursuant to which the parties agreed that Post would provide, or cause to be provided, certain services to New BellRing and its Subsidiaries for set periods of time.
B. Prior to the date hereof, the parties mutually agreed upon various changes to the Services, which the parties documented through written email correspondence in accordance with Sections 2.2(a) and 12.8(c) of the Master Services Agreement (the “Prior Changes”).
C. The parties now desire to ratify, consolidate and document more formally the Prior Changes.
D. The parties also now desire to amend the Master Services Agreement in order to extend the Term by one (1) year, incorporate new pharmacy coverage provisions, restructure the monthly cost/fee adjustments and further change certain of the previously agreed upon Services in accordance with Sections 2.2(a) and 12.8(c) of the Master Services Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby approve and adopt this Amendment and mutually covenant and agree with each other as follows:
AGREEMENT
1.Prior Changes. The Parties hereby ratify and confirm the Prior Changes to the Services Schedules set forth on Exhibit A attached hereto.

2.New Changes.

a.Term Extension.
            Effective as of the date hereof, Recital B of the Master Services Agreement is deleted in its entirety and replaced with the following language:
“B. As part of the transactions described in the Transaction Agreement, the parties have agreed to amend and restate that certain Master Services Agreement dated as of October 21, 2019 (the “Original Agreement”) and for Post to continue to provide, or cause to be provided, certain services to New BellRing and its Subsidiaries from and after the Effective Date for set periods of time not to exceed four (4) years upon the terms and conditions set forth herein.

Effective as of the date hereof, the first three (3) sentences of Section 11.1 of the Master Services Agreement are also deleted and replaced with the following language:
“This Agreement shall terminate four (4) years from the Effective Date (such four (4) year period, the “Term” and any one (1) year period within the Term, a “Term Year”), unless sooner terminated by the parties as set forth in this Agreement, including this Article XI, and subject to Section 3.4. Upon mutual written consent of the parties, the parties may renew this Agreement for additional three (3) year or shorter terms. Some Services shall be provided for a period of less than four (4) years if so specified by the applicable Services Schedule.”

b.New Special Pharmacy Coverage Provisions.
            Effective as of the date hereof, the parties hereby agree that Exhibit B attached hereto is added to the Master Services Agreement.

c.New Change to Monthly Cost/Fee Adjustments.
Effective as of the date hereof, Section 4.1(b) of the Master Services Agreement is deleted in its entirety and replaced with the following language:
“(b) Monthly Cost/Fee Adjustments. On April 1st of each year during the Term of the Agreement, the monthly costs/fees for the given Services, for which there has not been a monthly costs/fees adjustment made, shall automatically increase by the greater of (i) two and ½ percent (2.5%) and (ii) the average percent increase in base salary for Post’s employees during the preceding year (as confirmed in writing, email being sufficient, by Post prior to December 31st preceding each such year), over the monthly costs/fees charged for such Services during the just completed Term Year; provided, however, that in no event shall any automatic increase pursuant to this Section 4.1(b) exceed five percent (5%). Such monthly costs shall continue in effect until the monthly costs/fees are again adjusted (whether automatically as provided above or upon mutual agreement of the parties).”

d.New Changes to Services Schedules.
Effective as of the date hereof, the changes to the Services Schedules set forth on Exhibit C attached hereto are hereby approved and adopted.

3.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

4.Full Force and Effect; Prevailing Language. Except as expressly modified by this Amendment, the Master Services Agreement remains in full force and effect, and this Amendment shall not be construed to alter or amend any of the other terms or conditions set forth in the Master Services

Agreement. In the event of a conflict between the terms of the Master Services Agreement and this Amendment, the provisions of this Amendment shall prevail.

5.Counterparts; Electronic Delivery. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by electronic mail, and an electronic copy of this Amendment or of a signature of a party shall be effective as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

POST:

Post Holdings, Inc.

By: /s/ Diedre J. Gray
Name: Diedre J. Gray
Title: EVP, General Counsel & CAO, Secretary

NEW BELLRING:

BellRing Brands, Inc.

By: /s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: SVP & General Counsel

OLD BELLRING:

BellRing Intermediate Holdings, Inc.

By: /s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: SVP & General Counsel

BELLRING LLC:

BellRing Brands, LLC

By: /s/ Craig L. Rosenthal
Name: Craig L. Rosenthal
Title: SVP & General Counsel

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